Exhibit 1.1
HFF, Inc.
Class A Common Stock
Underwriting Agreement
[                    ], 2007
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
    As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004
    and
Morgan Stanley & Co. Incorporated,
1585 Broadway,
New York, New York 10036
Ladies and Gentlemen:
     HFF, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [___] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [___] additional shares (the “Optional Shares”) of Class A Common Stock, par value $0.01 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).
     Morgan Stanley & Co. Incorporated (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers and employees and family members of such persons (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     As used in this Agreement, the term “Holliday Fenoglio Fowler” refers to Holliday Fenoglio Fowler, L.P., a Texas limited partnership; the term “HFF Securities” refers to HFF Securities L.P., a Delaware limited partnership; the term “Partnerships” refers collectively to Holliday Fenoglio Fowler and HFF Securities; the term “Partnership Holdings” refers to HFF Partnership Holdings LLC, a Delaware limited liability company; and the term “Holliday GP” refers to Holliday GP Corp., a Delaware corporation and the sole general partner of each of the Partnerships.
     Prior to the execution of this Agreement, the Company, HFF Holdings LLC, Holliday GP, HFF LP Acquisition LLC, GP Acquisition Corp. and Partnership Holdings have entered into that certain Sale and Merger Agreement, dated as of [___], 2007 (the “Reorganization Agreement”). Pursuant to the Reorganization Agreement and simultaneously with the purchase and sale of the Shares pursuant to this Agreement, the Company and other parties to the Reorganization Agreement will consummate the transactions contemplated in the Reorganization Agreement (such transactions, collectively, the “Reorganization Transactions”), which transactions are further described in the Pricing Prospectus (as such term is defined herein).
     For all purposes of this Agreement, including without limitation, representations, warranties, covenants and agreements of the Company and the Partnerships contained herein, Partnership Holdings, Holliday GP and the Partnerships shall be deemed to be subsidiaries of the Company as of the date of this Agreement and at all times subsequent thereto.
     1. The Company, Holliday Fenoglio Fowler and HFF Securities jointly and severally represent and warrant to, and agree with, each of the Underwriters that:
     (a) A registration statement on Form S-1 (File No. 333-138579) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a

“Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the “Lead Representatives”) expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is [___:___m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein;
     (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein;
     (e) Neither the Company nor the Partnerships nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company, the Partnerships or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Partnerships and their respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;
     (f) Neither the Company nor the Partnerships nor any of their respective subsidiaries own any real property. The Company, the Partnerships and their respective subsidiaries have good and marketable title to all personal property owned by them and material to the Company and its subsidiaries, taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company, the Partnerships and their respective subsidiaries; and any real property and buildings held under lease by the Company, the Partnerships and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Partnerships and their respective subsidiaries;

     (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any such failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of Holliday Fenoglio Fowler and HFF Securities has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware or the State of Texas, as the case may be, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any such failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company and the Partnerships has been duly incorporated or organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be;
     (h) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; the partnership interests of the Partnerships to be issued to the Company or its wholly-owned subsidiaries in connection with the Reorganization Transactions will be duly authorized and validly issued and will be owned by the Company or its wholly-owned subsidiaries free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company and the Partnerships owned directly or indirectly by the Company or the Partnerships, as the case may be, have been duly authorized and validly issued, and, to the extent such concept is applicable, are fully paid and non-assessable and are owned directly or indirectly by the Company or the Partnerships, as the case may be, free and clear of all liens, encumbrances, equities or claims, except for any lien or encumbrance in connection with that certain Credit Agreement, dated as of March 29, 2006, by and among Holliday Fenoglio Fowler, HFF Holdings LLC and Bank of America, N.A.;

     (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;
     (j) The issue and sale of the Shares and the compliance by the Company and the Partnerships with this Agreement and the consummation of the transactions herein contemplated, including, without limitation, the Reorganization Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Partnerships or any of their respective subsidiaries is a party or by which the Company, the Partnerships or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Partnerships or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the limited partnership agreements of the Partnerships or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Partnerships or any of their respective subsidiaries or any of their properties, except, in the case of clause (i) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and the Partnerships of the transactions contemplated by this Agreement, including, without limitation, the Reorganization Transactions, except the registration under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Shares and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or made or as may be required by the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) or under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
     (k) Neither the Company nor the Partnerships nor any of their subsidiaries is (i) in violation of its Certificate of Incorporation, By-laws, limited partnership agreement, limited liability company agreement or similar organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (l) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Organizational Structure”, “Business Regulation”, “Management”, “Related Party Transactions”, “Shares Eligible for Future Sale”, “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Class A Common Stock” and “Underwriting” , and in Part II, Item 14 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, the Partnerships or any of their respective subsidiaries is a party or of which any property of the Company, the Partnerships or any of their respective subsidiaries is the subject which, if determined adversely to the Company, the Partnerships or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s and the Partnerships’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (o) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
     (p) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
     (q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (r) Since the date of the latest financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (t) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;
     (u) The historical financial statements of the Company and the consolidated historical financial statements of HFF Holdings LLC (the “Predecessor”) and the related notes thereto included in the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and the Predecessor as of the dates and for the periods indicated in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as described in the notes to such financial statements and, in the case of unaudited financial statements, as permitted by the applicable rules of the Commission) and comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; and the selected financial data set forth under the captions “Selected Consolidated Financial Data” and “Summary Consolidated Financial and Other Data” in the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and/or the Predecessor and present fairly, in all material respects, on the basis stated in the Pricing Prospectus and the Prospectus, the information included therein;
     (v) The pro forma financial statements included in the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Prospectus and the Prospectus. The pro forma financial statements included in the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act;
     (w) The Company, the Partnerships and their respective subsidiaries are in compliance in all material respects with all presently applicable provisions of the

Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company, the Partnerships or any of their respective subsidiaries would have any material liability; no “prohibited transaction” within the meaning of Section 406 of ERISA) has occurred with respect to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) for which the Company, the Partnerships or any of their respective subsidiaries would have any material liability; neither the Company, the Partnerships nor any member of their “controlled group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder, the “Code”) has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company, the Partnerships or any of their respective subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification;
     (x) Neither the Company nor the Partnerships nor any of their respective subsidiaries, nor, to the knowledge of the Company, any of the directors, officers, employees or agents of, or other persons associated with or acting on behalf of, the Company, the Partnerships or any of their respective subsidiaries, (1) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (3) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
     (y) There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company as of the date hereof;
     (z) The Company, the Partnerships and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company, the Partnerships and each of their respective subsidiaries believes to be reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries;

     (aa) Except as disclosed in the Pricing Prospectus and the Prospectus, the Company, the Partnerships and each of their respective subsidiaries have such permits, licenses, consents, exemptions, authorizations and other approvals (each, an “Authorization”) of, and have or will have made all filings with and notices to, all Governmental Agencies as are necessary to conduct their respective businesses, except where the failure to possess such Authorizations or make such filings or notices would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each such Authorization is valid and in full force and effect and the Company, the Partnerships and each of their respective subsidiaries are, as of the date hereof, in compliance in all material respects with all the terms and conditions thereof and with the applicable rules and regulations of the Governmental Agencies having jurisdiction with respect thereto;
     (bb) None of the Company, the Partnerships or any of their respective subsidiaries (other than HFF Securities) is, or will as a result of the Reorganization Transactions be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state. No officer, partner or employee of the Company, the Partnerships or any of their respective subsidiaries is, or will as a result of the Reorganization Transactions be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state, other than such officers, partners and employees of the Company or any of its subsidiaries who are so registered under the Exchange Act on the date hereof. HFF Securities is duly registered, licensed and qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder and the securities laws of each state where the conduct of its business requires such registration; and is duly registered and is in good standing with the NASD. No consent, approval, authorization, order, registration or qualification of or with the NASD is required for the issue and sale of the Shares or the consummation by the Company and the Partnerships of the transactions contemplated by this Agreement, including, without limitation, the Reorganization Transactions, except for such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained and are in full force and effect;
     (cc) None of the Company, the Partnerships or any of their respective subsidiaries is, or will as a result of the Reorganization Transactions be, required to register as an investment adviser under the Advisers Act, or be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it conducts business;
     (dd) The Company, the Partnerships and their respective subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company, nor the Partnerships nor any of their respective subsidiaries have received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing;
     (ee) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock;
     (ff) The Shares have been approved for listing on New York Stock Exchange (the “Exchange”) subject to official notice of issuance;
     (gg) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Pricing Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;
     (hh) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; and
     (ii) The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (ii) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[___] the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such

Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Company hereby grants to the Underwriters the right to purchase at their election up to [___] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Lead Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Lead Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Lead Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by the Lead Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Lead Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the account specified by the Lead Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Lead Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [___], 2007 or such other time and date as the Lead Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Lead Representatives in the written notice given by the Lead Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Lead Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8[(k)] hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at [___] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company and, in respect of Section 5(e) hereof, the Partnerships agree with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery without your consent, which shall not be unreasonably withheld; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;
     (c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, or to permit any of their respective subsidiaries to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company, the Partnerships or any of their subsidiaries that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without your prior written consent (other than (i) the issuance and sale of the Shares as contemplated by this Agreement; (ii) pursuant to employee or director compensation, benefit, stock option or stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement; and (iii) up to an aggregate of [____] shares of Stock or securities convertible into or exercisable or exchangeable for Stock issued in connection with any acquisition of assets or acquisition of a majority or controlling portion of the equity of another entity, provided, however, that any recipient of Stock or securities convertible into or exercisable or exchangeable for Stock pursuant to this clause (iii) executes and delivers to the Lead Representatives a “lock-up” agreement covering such Stock or securities for the remainder of the 180-day restricted period or any extension thereof as described below); provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Lead Representatives waive, in writing, such extension; the Company will provide the Lead Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8[(i)] with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
     (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that any report or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the stockholders at the time furnished or filed with the Commission;
     (g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;
     (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
     (i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;
     (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
     (m) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     6. (a) The Company represents and agrees that, without the prior consent of the Lead Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Lead Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Lead Representatives is listed on Schedule II(a) hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Lead Representatives and, if requested by the Lead Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein.
     7. The Company and the Partnerships covenant and agree with the several Underwriters that they will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Partnerships herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Partnerships shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Dechert LLP, counsel for the Company, shall have furnished to you their written opinion, in form and substance satisfactory to you, substantially to the effect set forth in Annex II(b) hereto and dated such Time of Delivery;
     (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
     (e) (i) Neither the Company nor the Partnerships nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company, the Partnerships or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Partnerships and their respective subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock of the Company, the Partnerships or their respective subsidiaries by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of the Company, the Partnerships or their respective subsidiaries;
     (g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;
     (i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each person listed on Schedule III hereto to the effect set forth in Annex III hereto, in form and substance satisfactory to you;
     (j) The Reorganization Transactions shall have been consummated; and
     (k) The Company and the Partnerships shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company or the Partnerships, as the case may be, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Partnerships herein at and as of such Time of Delivery, as to the performance by the Company and the Partnerships of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.
     9. (a) The Company and the Partnerships will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Partnerships shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Representatives expressly for use therein.
     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnerships on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Partnerships on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnerships on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnerships on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Partnerships and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company and the Partnerships under this Section 9 shall be in addition to any liability which the Company and the Partnerships may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
     10. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.
     (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
     11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes that in the opinion of your counsel may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of your counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Partnerships, except for the expenses to be borne by the Company, the Partnerships and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     13. If this Agreement shall be terminated pursuant to Section 11 hereof or in connection with the occurrence of any event specified in clauses (i), (iii), (iv) or (v) of Section 8(g) hereof, the Company and the Partnerships shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and the Partnerships will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Partnerships shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by any Lead Representative on behalf of you as the representatives. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Lead Representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department, and in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Legal Department; and if to the Company or the Partnerships shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz, Esq. and Brian D. Short, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Lead Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Partnerships and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     17. Each of the Company and the Partnerships acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Partnerships, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the

Company or the Partnerships with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Partnerships on other matters) or any other obligation to the Company or the Partnerships except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Partnerships has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Partnerships agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Partnerships, in connection with such transaction or the process leading thereto.
     18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Partnerships and the Underwriters, or any of them, with respect to the subject matter hereof.
     19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     20. The Company, the Partnerships and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     22. Notwithstanding anything herein to the contrary, the Company and the Partnerships are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Partnerships relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and the Partnerships. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, HFF, Inc.
By:
Name:
Title:

Holliday Fenoglio Fowler, L.P., by Holliday GP Corp., its General Partner
By:
Name:
Title:

HFF Securities, L.P. by Holliday GP Corp., its General Partner
By:
Name:
Title:

Accepted as of the date hereof:
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

By:
(Goldman, Sachs & Co.)

By:

(Morgan Stanley & Co. Incorporated)
     On behalf of each of the Underwriters

SCHEDULE I

Number of
	Total	Optional
	Number of	Shares to be
	Firm	Purchased if
	Shares	Maximum
	to be	Option
Underwriter	Purchased	Exercised
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
[Names of other Underwriters]

Total

SCHEDULE II
     (a) Issuer Free Writing Prospectuses:
     (b) Additional Documents Incorporated by Reference:

SCHEDULE III
HFF Holdings, LLC
John P. Fowler
Mark D. Gibson
George L. Miles, Jr.
John H. Pelusi, Jr.
Joe B. Thornton, Jr.
Gregory R. Conley
Nancy O. Goodson
[each director and officer of HFF Inc.]

2

ANNEX III
[Form of lock-up agreement]
HFF, Inc.
Lock-Up Agreement
[_______], 2007
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
    As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004
    and
Morgan Stanley & Co. Incorporated,
1585 Broadway,
New York, New York 10036
     Re: HFF, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
          The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), with HFF, Inc., a Delaware corporation (the “Company”), Holliday Fenoglio Fowler, L.P., a Texas limited partnership (“Holliday Fenoglio Fowler”) and HFF Securities L.P., a Delaware limited partnership (“HFF Securities” and, together with Holliday Fenoglio Fowler, the “Partnerships”), providing for a public offering of the Class A Common Stock, par value $0.01 per share of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).
          In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A Common Stock of the Company, or any options or warrants to purchase any shares of Class A Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock of the Company or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, any of the Company, the Partnerships or any of their respective subsidiaries releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, any of the Company, the Partnerships or any of their respective subsidiaries announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges that the Company and the Partnerships have agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and the Partnerships and will not consummate such transaction or take any such action unless it has received written confirmation from the Company or the Partnerships that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
          Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Representatives on behalf of the Underwriters, or (iv) if such transfer occurs by operation of laws of descent and distribution, provided that prior to such transfer the transferee agrees to be bound in writing by the restrictions set forth herein. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the transfer agent and registrar of the Company or any other person against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
               It is understood that if the Company notifies you in writing that it does not intend to proceed with the offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than provisions thereof which survive termination) shall terminate or be terminated prior to delivery of the Shares, or if the offering shall not have occurred by June 30, 2007, the undersigned will be released from its obligations under this agreement.
               The undersigned understands that the Company, the Partnerships and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
By:
Name:
Title: